UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 24, 2014 (September 23, 2014)

LABSTYLE INNOVATIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-186054	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4054

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 23, 2014, LabStyle Innovations Corp. (the “Company”) entered into and closed the transactions contemplated by a definitive Securities Purchase Agreement (the “Securities Purchase Agreement”) with fourteen institutional and accredited investors (the “Purchasers”) memorializing a private placement offering (the “Offering”) in which the Company raised approximately $4.2 million in gross proceeds. In the Offering, the Company issued an aggregate of (i) 42,350 shares of the Company’s newly designated Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and (ii) warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Company expects to secure net proceeds of approximately $4.1 million from the Offering after deduction of estimated Offering expenses.

The lead investor in the Offering was Dicilyon Consulting and Investment Ltd., an affiliate of Israeli investor David Edery (“Edery”), which invested $3 million in the Offering. Pursuant to the Securities Purchase Agreement, Edery has been granted certain special rights, including (i) a two year pre-emptive right to participate in future financings of the Company in an amount which would allow Edery to maintain his fully-diluted percentage ownership of the Company and (ii) a right that, for so long as Edery holds 25%, 15% and 10% of the outstanding shares of Common Stock, Edery shall have the right to appoint, respectively, three, two or one member of the Company’s seven person Board of Directors.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”), the shares of Series A Preferred Stock are convertible at any time into an aggregate of 53,418,264 shares of Common Stock based on a conversion price of $0.07928 per share, representing a 20% discount to the volume weighted average of the Company’s publicly traded common stock for the period from August 21, 2014 through September 22, 2014 (which equaled $0.0991). Such conversion price is not subject to any future price-based anti-dilution adjustments but does carry customary stock-based anti-dilution protection. Upon the written election of the holders of a majority of the outstanding Series A Preferred Stock, all shares of Series A Preferred Stock shall convert into Common Stock. The holders of the Series A Preferred Stock shall vote on an as converted basis with the holders of the Common Stock. The Series A Preferred Stock does not carry any fixed coupon or dividend rights but does carry a liquidation preference for each Purchaser equal to the investment made by such Purchaser in the Offering, and such liquidation preference applies in certain deemed liquidation events such as changes in control of the Company. In addition, the holders of Series A Preferred Stock are eligible to participate in dividends and other distributions by the Company on an as converted basis. If all shares of Series A Preferred Stock were converted immediately, the Purchasers would hold approximately 40% of the Company’s primary outstanding shares of Common Stock.

The Warrants issued in the Offering are exercisable for an aggregate of 26,709,132 shares of Common Stock (or 50% warrant coverage) at a price of $0.0951 per share. Such exercise price is also not subject to any future price-based anti-dilution adjustments but does carry customary stock-based anti-dilution protection. The holders of the Warrants have the right to participate in dividends and other distributions of the Company on an as exercised basis. The Warrants expire on September 23, 2018.

In connection with the Offering, the Company also entered into a Registration Rights Agreement with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company granted to the Purchasers certain registration rights related to the shares of Common Stock underlying the Series A Preferred Stock and the Warrants (such shares of Common Stock, the “Registrable Securities”). The Company is required to file a registration statement for the resale of the Registrable Securities within 30 days following the closing date of the Offering and to use its reasonable best efforts to cause such registration statement to be declared effective within 60 days following the closing date (or 120 days following the closing date if the Securities and Exchange Commission determines to review the registration statement). The Company may incur liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement. The Company also agreed to other customary obligations regarding registration, including indemnification and maintenance of the applicable registration statement.

1

The Securities Purchase Agreement, Certificate of Designation, the Registration Rights Agreement and form of Warrant used in connection with the Offering are filed as Exhibits 10.1, 3.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and such documents are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement, the Registration Rights Agreement, the form of Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibits.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities

The Company’s press release dated September 23, 2014 announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the relevant information contained therein is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The response to this item is included in Item 1.01, Entry into a Material Definitive Agreement, and is incorporated herein in its entirety.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the offering, the Board of Directors of the Company unanimously resolved to increase the number of directors of the Company from six (6) directors to seven (7) directors, and unanimously resolved to appoint Rami Yehudiha to the Company’s Board of Directors to fill the vacancy created by the increase in the number of directors. He will also serve on the Compensation and Nominating and Corporate Goverance Committees of the Board of Directors. The following is Mr. Yehudiha’s biography:

Rami Yehudiha, age 44, has been a director of our company since September 23, 2014.  Mr. Yehudiha is a marketing and advertising executive with a particular expertise in developing and implementing campaigns utilizing cutting edge technologies and methods.  From 2004 to the present, he has served as the Founder and Chief Executive Officer of LEAD, a top ten Israeli advertising firm.  From 1997 to 2003, he served as the Chief Executive Officer at Ogilvy One Israel, a part of the WPP Group.   Mr. Yehudiha received his B.A. in Political Science and Economics from Tel Aviv University and an M.B.A. in Marketing from Manchester University.

Mr. Yehudiha was appointed to the Company’s Board of Directors as a nominee of Edery pursuant to the terms of the Securities Purchase Agreement. Except for the foregoing, there are no related party transactions involving Mr. Yehudiha that are reportable under Item 404(a) of Regulation S-K. There are no material plans, contracts or arrangements to which Mr. Yehudiha is a party or in which he participates, nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Yehudiha’s appointment.

2

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company authorizes the issuance of up to 5,000,000 shares of preferred stock and further authorizes the Board of Directors of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock.

On September 23, 2014, the Company filed the Certificate of Designation with the Delaware Secretary of State to designate the rights and preferences of up to 60,000 shares of Series A Preferred Stock, of which 42,350 were issued in connection with the Offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company.

4.1	Form of Registration Rights Agreement, dated as of September 23, 2014, by and among the Company and the Buyers named therein.

4.2	Form of Warrant to be issued to the Purchasers in the Offering.

10.1	Form of Securities Purchase Agreement, dated as of September 23, 2014, by and among the Company and the Purchasers named therein.

99.1	Press release, dated September 23, 2014, issued by the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report of the Company contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “plan,” “project,” “potential,” “seek,” "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" are intended to identify forward-looking statements. Readers are cautioned that certain important factors may affect the Company's actual results and could cause such results to differ materially from any forward-looking statements that may be made in this Current Report. Factors that could cause or contribute to differences between the Company's actual results and forward-looking statements include, but are not limited to, those risks discussed in the Company's filings with the U.S. Securities and Exchange Commission. Readers are cautioned that actual results (including, without limitation, the results and benefit of the Company financing described herein) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2014	LABSTYLE INNOVATIONS CORP.

	By:	/s/ Gadi Levin
Name: Gadi Levin
Title: Chief Financial Officer, Treasurer and Secretary

4